Companies Law (Revised) Company Limited by Shares iM DBi Cayman managed Futures Subsidiary

AMENDED AND RESTATED ARTICLES OF ASSOCIATION (Adopted by special resolution passed on 11 January 2019)

CONTENTS

1	Preliminary, definitions and interpretation	1
2	Commencement of business	7
3	Situation of registered office and other offices of the Company	7
4	Share capital	8
5	Issue of shares	11
6	Records	12
7	Determination of Net Asset Value	14
8	Suspension of determination of Net Asset Value per Share and other matters	16
9	Repurchase of Subscriber Share	17
10	Redemption and surrender of shares	17
11	Conversion of shares	24
12	Transfer of shares	24
13	Transmission of shares	25
14	Share certificates	26
15	Variation of offering terms	26
16	Modification of rights	26
17	Alteration of capital	28
18	General meetings	28
19	Proceedings at general meetings	30
20	Votes of Members	32
21	Number of Directors	34
22	Alternate Directors	35
23	Proxy Directors	35
24	Powers of Directors	36
25	Delegation of Directors' powers	36
26	Appointment, disqualification and removal of Directors	37
27	Remuneration of Directors	38
28	Directors' expenses	38
29	Directors' appointments and interests	39
30	Proceedings of Directors	39
31	Secretary and other officers	41
32	Minutes	41
33	Seal	42
34	Dividends	42

35	Record dates	44
36	Accounts	44
37	Audit	45
38	Capitalisation of profits	46
39	Share premium and reserve accounts	47
40	Notices	47
41	Winding up	49
42	Indemnity	49
43	Disclosure	50
44	Financial year	51
45	Amendment of Memorandum and Articles	51
46	Transfer by way of continuation	51

Companies Law (Revised)

Company Limited by Shares

Amended and Restated

Articles of Association

of

iM DBi Cayman Managed Futures Subsidiary

(Adopted by special resolution passed on 11 January 2019)

1	Preliminary, definitions and interpretation
1.1	The regulations contained in Table A in the First Schedule of the Law shall not apply to the Company and the following regulations shall be the articles of association of the Company.
1.2	In these Articles, the following terms shall have the following meanings if not inconsistent with the subject or context:

Administrator means any person or persons appointed and for the time being acting as administrator and/or transfer agent of the Company;

allotment means when a person acquires the unconditional right to be included in the Register in respect of those shares;

Articles means these articles of association of the Company as from time to time amended by Special Resolution;

Auditors means the auditors for the time being of the Company;

Business Day means such day or days as the Directors may from time to time determine;

Class means a class of shares designated by the Directors in the manner prescribed by these Articles;

Company means the above-named company;

Deemed Redemption Request has the meaning set out in these Articles;

Directors means the directors for the time being of the Company or, as the context may require, those Directors assembled as a board or as a committee of the board;

dividend includes a distribution or interim dividend or interim distribution;

electronic has the same meaning as in the Electronic Transactions Law (Revised);

electronic communication means a communication sent by electronic means, including by fax;

electronic record has the same meaning as in the Electronic Transactions Law (Revised);

electronic signature has the same meaning as in the Electronic Transactions Law (Revised);

executed means any legal valid mode of execution;

Feeder Funds means iM DBi Managed Futures Strategy ETF, and any other collective investment vehicle investing in the Company either at the time of adoption of these Articles or in the future as a feeder fund;

Fiscal Period means, in relation to a Portfolio, a period which commences on each of (A) in respect of the initial Fiscal Period, the date shares relating to such Portfolio are first issued and (B) thereafter on (i) the first day of each Performance Period in respect of such Portfolio, (ii) the day after any Redemption Day on which shares relating to such Portfolio are redeemed, (iii) each Subscription Day on which shares relating to such Portfolio are issued, (iv) the day after any date on which dividends are declared in respect of shares relating to such Portfolio or as of which any amount is credited or debited against any Record of such Portfolio pursuant to these Articles, (v) any other date that the Directors determine, and the prior Fiscal Period will end on the day before the first day of a new Fiscal Period;

Gross Negligence, in relation to a person, means a standard of conduct beyond negligence whereby that person acts with actual appreciation of an obvious, unacceptable risk involved, or acts with serious disregard of or indifference to an obvious, unacceptable risk;

holder means, in relation to any share, the Member whose name is entered in the Register as the holder of the share;

Incentive Compensation means, as the context may require, any incentive allocation or fee payable to the Investment Manager or an affiliate of the Investment Manager pursuant to the Investment Management Agreement or if calculated pursuant to some other agreement or document approved by the Directors then the incentive allocation or fee payable pursuant to such other agreement or document;

Investment Management Agreement means the agreement for the time being in force between, among others, the Company and the Investment Manager;

Investment Manager means any person appointed and for the time being acting as investment manager, portfolio manager or trading advisor of the Company;

Investments means any investment of whatever nature approved by the Directors and includes securities and other financial instruments held directly or indirectly, including capital stock; all manner of equity securities (whether registered or unregistered, traded or untraded); units of beneficial interest; partnership interests and similar financial instruments; bonds, notes and debentures (whether subordinated, convertible or otherwise); currencies; interest rate, currency, equity and other derivative products, including: (i) futures contracts (and options thereon) relating to stock indices, currencies, government securities, other financial instruments and all other commodities and (ii) swaps (including credit default swaps), options, rights, warrants, when-issued securities, caps, collars, floors, forward rate agreements, and repurchase and reverse repurchase agreements and other cash equivalents; (iii) spot and forward currency transactions; and (iv) agreements relating to or securing such transactions; leases of any property of any description, including  equipment lease certificates; equipment trust certificates; loans; accounts and notes receivable and payable held by trade or other creditors; trade acceptances and claims; contracts and other claims; executory contracts; participations; mutual funds; money market funds and instruments; obligations of any government or any state or federation thereof, and instrumentalities of any of them; commercial paper;  certificates of deposit; bankers' acceptances; trust receipts; letters of credit; money market instruments; accounts payable; puts; other bankruptcy claims, bank loans and bank debt; and other obligations and instruments or evidences of indebtedness of whatever kind or nature; in each case, of any person, corporation, government or other entity whatsoever, whether or not publicly traded or readily marketable;

Law means the Companies Law (Revised) of the Cayman Islands;

Member has the same meaning as in the Law;

Memorandum means the memorandum of association of the Company as from time to time amended;

month means a calendar month;

Net Asset Value means, when used with reference to the Company or to a particular Portfolio, the value of the assets less the liabilities of the Company or that Portfolio as determined in accordance with these Articles. The Net Asset Value of a particular Class, Sub-Class or Series is the amount allocated to the relevant Record;

Net Asset Value per Share means, in respect of shares of each Class, Sub-Class or Series, the net asset value per share of such Class, Sub-Class or Series, as determined in accordance with these Articles;

New Issue Securities means any securities which are part of a public distribution under the Rules;

New Shares has the meaning set out in these Articles;

Non-qualified Person means any person who holds or owns shares in breach of any restrictions contained in or imposed pursuant to these Articles or in respect of whom any representation or warranty required pursuant to these Articles was not true when made or has ceased to be true;

officer means any officer of the Company and includes a Director or a Secretary;

Old Shares has the meaning set out in these Articles;

Operational Currency means in relation to each Class, such currency as the Directors may determine in accordance with these Articles;

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote present in person or by proxy and voting at the meeting and includes a unanimous written resolution of all Members entitled to vote and expressed to be an ordinary resolution;

paid up means paid up as to the par value and any premium payable in respect of the issue of any shares and includes credited as paid up;

Performance Period means the financial year of the Company or such other period of time by reference to which the Incentive Compensation in respect of any Series of any Class or Sub-Class is calculated as may be determined by the Directors from time to time;

Portfolio means a portfolio of Investments held by the Company in respect of a particular Class or particular Classes;

Recognised Interest means a security interest in shares recognised by the Directors in the manner prescribed by these Articles;

Record means a separate record maintained in the books of the Company in respect of any Class, Sub-Class or Series pursuant to these Articles.  Each Record may contain sub-Records as designated by the Directors in accordance with these Articles;

Redemption Day means, in respect of each Class, Sub-Class and/or any particular shares, such day or days as the Directors may from time to time determine in accordance with these Articles, either generally or in any particular case;

Redemption Price means the price at which shares shall be redeemed determined in accordance with these Articles;

Redemption Request has the meaning set out in these Articles and shall include a Deemed Redemption Request;

Register means the register of Members required to be kept pursuant to the Law and shall include any branch registers maintained by the Company in accordance with the Law;

Restricted Class means any Class so designated by the Directors in the manner prescribed by these Articles;

Restricted Person means any person considered to be a restricted person under the Rules relating to New Issue Securities that is not exempt under the Rules and such other persons who from time to time may be designated as such by the Directors in accordance with these Articles;

Rules means the rules of the U.S. Financial Industry Regulatory Authority, Inc., as from time to time amended or supplemented (including any replacement rule);

Seal means the common seal of the Company including every duplicate seal;

Secretary means any person appointed by the Directors to perform any of the duties of the secretary of the Company, including a joint, assistant or deputy secretary;

Series means a series of any Class or Sub-Class designated by the Directors in the manner prescribed by these Articles;

share means a redeemable participating share of $1.00 par value of any Class, Sub-Class or Series in the capital of the Company having the rights set out in these Articles and includes stock (except where the distinction between shares and stock is expressed or implied) and includes a fraction of a share.  Such shares may be divided into different Classes, Sub-Classes and Series. In these Articles the term share refers to all Classes, Sub-Classes and Series except when reference is made to a specific Class, Sub-Class or Series;

signed includes an electronic signature and a signature or a representation of a signature affixed by mechanical means;

Special Resolution has the same meaning as in the Law and includes a unanimous written resolution of all Members entitled to vote and expressed to be a special resolution;

Sub-Class means a sub-class of any Class of shares designated by the Directors, in the manner prescribed by these Articles;

Subscription Day means in respect of each Class, Sub-Class and/or any particular shares, such day or days as the Directors may from time to time determine in accordance with these Articles, either generally or in any particular case;

Subscription Price means the price at which shares shall be issued as determined in accordance with these Articles;

Threshold Level means such percentage or amount of: (i) the Net Asset Value of the Company, a Portfolio or of any Class or Classes or Sub-Class or Sub-Classes; and/or (ii) the aggregate Net Asset Value of shares held by any Member, as the Directors may determine in accordance with these Articles;

United States and U.S. means the United States of America, its territories and possessions including each State and the District of Columbia;

Unrestricted Class means any Class so designated by the Directors in the manner prescribed by these Articles;

Valuation Day means in respect of each Class, Sub-Class or Series, such day or days as the Directors may from time to time determine in accordance with these Articles, either generally or in any particular case;

Valuation Point means the close of business in the last market relevant to the Company and/or Portfolio to close on each Valuation Day or such other time on any Valuation Day as the Directors may determine in accordance with these Articles, either generally or in any particular case; and

written and in writing includes all modes of representing or reproducing words in visible form including in the form of an electronic record.

1.3	In these Articles:
(a)	unless the context otherwise requires, words or expressions defined in the Law shall have the same meaning herein;
(b)	unless the context otherwise requires:
(i)	words importing the singular number shall include the plural number and vice-versa;
(ii)	words importing the masculine gender only shall include the feminine gender; and
(iii)	words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;
(c)
in relation to all determinations to be made by the Directors and all powers, authorities and discretions exercisable by them under these Articles, the Directors may make those determinations and exercise those powers, authorities and discretions in their sole and absolute discretion, either generally or in any particular case, subject to any qualifications or limitations expressed in these Articles or imposed by law;

(d)
no right, power or remedy conferred upon the Company in these Articles shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy whether conferred in these Articles or now or hereafter available at law or in equity or by statute or otherwise.  No course of dealing between the Company and any Member and no delay in exercising any right, power or remedy conferred in these Articles or now or hereafter existing at law or in equity or by statute or otherwise shall operate as a waiver or otherwise prejudice any such right, power or remedy;

(e)	the word may shall be construed as permissive and the word shall shall be construed as imperative;
(f)
any phrase introduced by the terms including, include, in particular or any similar expression shall be construed as illustrative and shall not limit the sense and meaning of the words preceding those terms;

(g)	a reference to Section is a reference to a group of Articles appearing under the same heading, whereas a reference to section is a reference to a section of a statute;
(h)	references to a dollar or dollars (or $) are references to dollars of the currency of the United States;
(i)	the headings herein are for convenience only and shall not affect the construction of these Articles;
(j)
references to statutes are, unless otherwise specified, references to statutes of the Cayman Islands (and such reference shall be taken to be to the short title applicable to such statute) and, subject to this Section, include any statutory modification or re-enactment thereof for the time being in force; and

(k)	where an Ordinary Resolution is expressed to be required for any purpose, a Special Resolution is also effective for that purpose.
2	Commencement of business
2.1
The preliminary expenses incurred in the formation of the Company and the initial issue of shares may be paid by the Company and may be amortised over such period as the Directors may determine and the amount so paid shall in the accounts of the Company be charged against income and/or capital as the Directors may determine.

2.2	The business of the Company may be commenced as soon after incorporation as the Directors think fit, notwithstanding that only some of the shares may have been allotted.
2.3
Unless earlier terminated in accordance with these Articles, the Company’s business shall continue for so long as the Company holds assets (including Investments), irrespective of whether the Directors have determined that the Company shall not acquire any further Investments.  If the Directors determine that the business of the Company be terminated, and that the assets of the Company (including Investments) be realised in anticipation of such termination, the business of the Company shall continue, and shall be regarded as continuing as a going concern, until the process of realisation of the assets of the Company (including Investments) is completed.

3	Situation of registered office and other offices of the Company

The registered office of the Company shall be at such address in the Cayman Islands as the Directors shall from time to time determine.  The Company, in addition to its registered office, may establish and maintain such other offices, places of business and agencies in the Cayman Islands and elsewhere as the Directors may from time to time determine.

4	Share capital
4.1	The authorised share capital of the Company is $50,000 divided into 50,000 shares.
4.2
Subject to these Articles, all shares for the time being unissued shall be under the control of the Directors who may issue, allot and dispose of or grant options over the same to such persons, on such terms and in such manner as they may think fit.

4.3	The Directors may refuse to accept any application for shares and may accept any application in whole or in part.
4.4	The Directors shall establish one or more Portfolios to which Investments held by the Company in respect of a particular Class or particular Classes shall be attributable.
4.5
The Directors shall issue shares in Classes and before the allotment of any share, the Directors shall designate the Class to which such share shall belong.  On the designation of any Class, the Directors shall determine:

(a)	the Portfolio into which the subscription proceeds of shares of such Class shall be invested; and
(b)
the manner in which shares of such Class shall differ from shares of any other Class, including as to the amount of fees or allocations payable to any service provider or affiliate thereof to be charged against shares of such Class, the Operational Currency of such Class, the participation of such Class in New Issue Securities (which participation shall only be in accordance with the Rules) and any variation of terms of such Class.

4.6
In the case of the first issue of shares of any Class, the subscription proceeds of which will be invested in a Portfolio which is intended to participate in New Issue Securities, the Directors shall determine whether that Class shall be a Restricted Class or an Unrestricted Class, so that:

(a)	all shares allotted to persons who are not Restricted Persons shall be of an Unrestricted Class; and
(b)	all shares allotted to Restricted Persons shall be of a Restricted Class;

provided that shares of an Unrestricted Class may be allotted to Restricted Persons whilst the Company on behalf of the relevant Portfolio is not the owner, directly or indirectly, of any New Issue Securities or in such other circumstances as may be consistent with the Rules and provided further that where shares of an Unrestricted Class have been issued to Restricted Persons the Directors may convert such shares to shares of a Restricted Class pursuant to the conversion provisions in these Articles prior to the acquisition of any New Issue Securities by the Company on behalf of the relevant Portfolio.

4.7	The Directors may:
(a)
on the issue of any shares of any Class (whether on the first or a subsequent issue of shares of such Class) divide such Class into Sub-Classes.  Once the Directors have determined that a Class shall be divided into Sub-Classes, further Sub-Classes may be created following the first issue of shares of that Class or in the event that shares of an existing Class are subsequently divided into Sub-Classes, the shares of that Class then in issue shall automatically be designated the first Sub-Class of that Class, and further Sub-Classes of such Class may be created.  On the designation of any Sub-Class, the Directors may vary terms generally applicable to holders of shares of the Class from which the Sub-Class is designated;

(b)
in respect of the first issue of shares of any Class or Sub-Class determine whether shares of that Class or Sub-Class will be issued in Series, and if so, shall designate such shares as the first Series of the relevant Class or Sub-Class; and

(c)	in respect of the issue of any shares of any Class or Sub-Class for which shares of the first Series have been issued, designate the Series to which such share will belong.
4.8
Any of the foregoing designations made by the Directors before the allotment of any share may be cancelled by the Directors before the allotment of a share, and such share shall after such cancellation be available for allotment and issue with the same or a different designation, and subject to the foregoing may be subsequently re-designated in like manner.

4.9
Any issued shares may from time to time be re-designated by the Directors provided that no terms (except the then current designation) or rights attaching to such share shall be adversely affected by such re-designation and that the Net Asset Value per Share of such share shall remain the same immediately after such re-designation.  In connection with any such re-designation, the Directors may:

(a)	designate a new Class and/or Sub-Class and/or Series to which such re-designated share shall belong; or
(b)	determine that such re-designated share shall be designated as a share of an existing Class and/or Sub-Class and/or Series.
4.10
The different Classes, Sub-Classes and Series of shares, confer upon the holders the same rights and rank pari passu in all respects, except as otherwise provided in these Articles or as may be determined by the Directors pursuant to the powers conferred upon them by, and in the manner prescribed by, these Articles.

4.11
The Directors may impose such restrictions and require such representations and warranties as they consider necessary or desirable for the purpose of ensuring that no shares are held by or for the benefit of:

(a)	any person in breach of the law or requirements of any country, regulatory body or governmental authority;
(b)	any person who has given representations in a subscription agreement which were not true when given or have ceased to be true; or
(c)
any person in circumstances (whether directly or indirectly affecting such person and whether taken alone or in conjunction with any other person, connected or not, or any other circumstances appearing to the Directors to be relevant) in which the Directors determine the continuing ownership of shares by such person or persons would or may cause the Company to violate any law, rule or regulation or expose the Company to litigation, arbitration, administrative proceedings or any similar action or proceedings.

4.12
A holder of shares shall, upon becoming aware that he is, or is holding shares for the benefit of, a Non-qualified Person, promptly either deliver to the Company a written request for the redemption of the shares so held by him in accordance with these Articles or transfer, subject to the prior approval of the Directors, such shares to a person who is not, and would not thereby be, a Non-qualified Person.

4.13
If it shall come to the attention of the Directors that any shares are held by or for the benefit of a Non-qualified Person, the Directors may cause the Company to redeem such shares in accordance with these Articles.

4.14	The Company may on any issue of shares pay such brokerage, underwriting, sales or commission charges as may be lawful.
4.15
Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share, or (save only as these Articles otherwise provide or as by law required) any other right in respect of any share except the absolute right of the holder registered in the Register.

4.16
Notwithstanding the preceding Article the Company may (but shall not be obliged to) recognise a security interest of which it has actual notice over shares.  The Company shall not be treated as having recognised any such security interest unless it has so agreed in writing with the secured party in which case such security interest shall be a Recognised Interest for the purposes of these Articles.

4.17
The Directors shall keep or cause to be kept a Register as required by the Law and may cause the Company to maintain one or more branch registers as contemplated by the Law, provided that where the Company is maintaining one or more branch registers, the Directors shall ensure that a duplicate of each branch register is kept with the Company’s principal Register and updated within such number of days of any amendment having been made to such branch register as may be required by the Law.

4.18
The Directors in each calendar year shall prepare or cause to be prepared an annual return and declaration setting forth the particulars required by the Law and shall deliver a copy thereof to the registrar of companies for the Cayman Islands.

5	Issue of shares
5.1
On receipt by the Company or its authorised agent of an application in such form as the Directors may from time to time determine in their discretion generally or in any particular case, and such representations and information (if any) as the Directors may from time to time require generally or in any particular case, the Directors may on such day or days as the Directors may determine, make the initial or subsequent issue of shares of any Class, Sub-Class or Series at such Subscription Price per share as the Directors may determine in accordance with these Articles.

5.2
The Directors may allot and issue shares of any Class, Sub-Class or Series in consideration of the vesting in the Company of any Investments or other property of whatsoever nature and wheresoever situate.

5.3
The Directors may require an applicant for any shares to pay to the Company or the Investment Manager or introducing brokers, placement agents or any such other persons specified by the Directors, or to the Company for the benefit of the Investment Manager or introducing brokers, placement agents or any other specified persons, such sales charge or placement or underwriting fee as the Directors may determine from time to time in respect of the relevant Class, Sub-Class or Series.  The Directors may differentiate between applicants as to the amount of such charges or fees.

5.4
Shares may be issued in such minimum numbers as the Directors may specify either generally or in any particular case.  The Directors may from time to time also prescribe an amount as the minimum subscription amount either generally or in any particular case.

5.5
Unless the Directors determine to accept Investments as consideration for shares, shares shall, subject to these Articles, be issued only upon payment in full of the Subscription Price in respect thereof in the relevant Operational Currency or in such other currency or currencies as the Directors may determine to be appropriate either generally or in relation to a particular Class or in any particular case.

5.6
Where subscription monies (or Investments to be vested in the Company) will not produce an exact number of shares, the Company may issue fractions of shares and any such fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights or other attributes of a whole share of the relevant Class, Sub-Class or Series.  The Company shall not issue fractions of a share that exceed such number of decimal places as the Directors may determine, and in the absence of such determination such fractions shall be rounded down to two decimal points and any monies represented by the amount by which those fractions have been rounded down shall be retained as part of the Record for the relevant Class, Sub-Class or Series.

5.7	The issuance of shares of any Class or Sub-Class or Series may be suspended pursuant to the provisions of these Articles dealing with suspensions generally.
5.8
The Directors may decline to allot shares to satisfy any application unless cleared funds in payment of the Subscription Price (or Investments to be vested in the Company have been vested absolutely in the Company) and any applicable charges have been received by the Company by close of business on the Valuation Day before the relevant Subscription Day or by such earlier time as the Directors may determine from time to time either generally or in relation to a particular Class, Sub-Class or in any particular case.

5.9	Payment for shares shall be made at such time and place and to such person on behalf of the Company as the Directors may from time to time determine.
6	Records
6.1
Unless the Directors determine otherwise, the Directors shall establish in the books of the Company a separate Record for each Class, Sub-Class and Series to which the following provisions shall apply:

(a)
the proceeds from the allotment and issue of shares of a Class, Sub-Class and Series shall be applied in the books of the Company to the Record established for that Class, Sub-Class and Series and assets required to satisfy any redemption of shares or paid as dividends, shall be accounted for out of the relevant Record;

(b)
subject to the provisions of this Article, as of the last day of each Fiscal Period, any increase or decrease in the Net Asset Value of the Portfolio (disregarding for these purposes (i) any increase in the Net Asset Value due to new subscriptions or decreases due to redemptions, (ii) the payment of any dividends (iii) any accruals for any performance related fees or allocations (including the Incentive Compensation), or (iv) any adjustments as set out in this Article below) will be allocated to the relevant Record based on the respective percentage of the Net Asset Value of the Portfolio represented by each Record as at the first day of that Fiscal Period.  Such allocations, shall first be made in respect of the Classes participating in the relevant Portfolio, then secondly, if applicable, the Sub-Classes in each such Class and then thirdly, if applicable, the Series in each such Class or Sub-Class;

(c)	the Directors shall then make such adjustment to the allocations made pursuant to this Article as they deem appropriate:

(i)	to ensure that assets and liabilities are allocated in accordance with applicable laws and regulations (including those laws and regulations which apply in respect of New Issue Securities); and/or
(ii)	to reflect different fee and/or allocation arrangements that apply to any Class, Sub-Class or Series; and/or
(iii)
if any assets of the Company are used for currency hedging in relation to a particular Class to deduct the cost of such hedging from the Record of such Class and apply the assets and liabilities and income and expenditure attributable thereto to such Record; and/or

(iv)
where, within a single Portfolio, the terms of issue of shares of any one or more Classes or Sub-Classes provide that such Classes or Sub-Classes shall participate in the profits and losses attributable to certain assets or liabilities to the full or partial exclusion of all other Classes or Sub-Classes or that such Classes or Sub-Classes shall not participate in the profits and losses attributable to certain assets or liabilities or shall participate in such profits and losses at a reduced rate, to reflect such attribution; and/or

(v)	to ensure the equitable allocation of assets and liabilities, costs and expenses, and profits and losses;
(d)
upon the re-designation of any share by the Directors pursuant to these Articles as a share of a new or existing Class, Sub-Class and/or Series, that portion of the Record of the Class, Sub-Class and/or Series from which that share is re-designated attributable to that share shall be debited from such Record and credited to the Record of the new or existing Class, Sub-Class and/or Series to which such share is re-designated;

(e)
any fees, payment, withholding or deduction (such fees, payment, withholding or deduction being referred to herein as a Deduction) payable by or imposed on the Company in respect of a Member for any reason whatsoever, shall be debited to the Records of the Series of shares held by such Member.  In the event that there is more than one Member holding shares of such Series the Directors may establish sub-Records within each Record to ensure that Deductions are applied only to the Member responsible for such Deduction. Each such sub-Record shall be designated by reference to a particular Member; and

(f)	at any time that the Company is maintaining sub-Records pursuant to this Article, the Directors shall distinguish between Members holding shares of the same Series, for the purposes of:
(i)	declaring dividends in respect of shares of such Series;

(ii)	calculating the Redemption Price of shares of such Series being redeemed; and
(iii)	determining the payment to be made to holders of shares of such Series on the winding up of the Company such that each sub-Record shall be deemed to represent a separate Series of shares for the purposes of making such declarations, calculations and determinations referred to above.

Payments to Taxing Authorities

(g)
The Company may pay over to any relevant taxing authority such amounts as the Company is required to pay under any applicable law.  In the event that any such amounts paid are attributable to holders of a particular Class, Sub-Class or Series, such amounts shall be deducted from the Record attributable to such Class, Sub-Class or Series.

7	Determination of Net Asset Value
7.1
The Net Asset Value of the Company, or, if applicable, Portfolio, shall be determined as at the Valuation Point on each Valuation Day.  The calculation shall be made in accordance with the provisions of this Section by adding the value of all the assets of the Company or, if applicable, Portfolio and deducting therefrom the total liabilities of the Company or, if applicable, Portfolio.  Unless the Directors determine otherwise, the Net Asset Value of a Class, Sub-Class or Series will be the amount allocated to the relevant Record.

7.2
The Net Asset Value per Share will be calculated by dividing the Net Asset Value of the relevant Class, Sub-Class or Series by the number of shares of such Class, Sub-Class or Series in issue and deemed to be in issue on such Valuation Day.  The Net Asset Value per Share shall be rounded up or down to such number of decimal places as the Directors may determine and any benefit of such rounding may be retained by the Company for the benefit of the relevant Class. At any time that the Company is maintaining sub-Records, the Net Asset Value per Share shall be calculated by reference to the relevant sub-Record and by the number of shares in respect of which such sub-Record is maintained.

7.3	For the purposes of this Section and unless the Directors determine otherwise:
(a)	shares for which application has been made shall be deemed to be in issue and the full Subscription Price to have been received at the beginning of the Subscription Day on which they are issued; and
(b)
shares to be redeemed shall be deemed to remain in issue until and including the close of business on the Redemption Day on which they are to be redeemed, and from that time until paid the Redemption Price shall be deemed to be a liability of the Company.

7.4
For the purposes of this Section the net assets of the Company shall be determined (except for amortisation of organisational costs) on the accrual basis of accounting using such accounting standards as the Directors may from time to time determine as a guideline and in accordance with the following:

(a)	the assets of the Company shall be deemed to include:
(i)	all cash on hand or on deposit, including any paid or unpaid interest accrued thereon;
(ii)	all bills and demand notes and accounts receivable (including proceeds of Investments and other assets sold);
(iii)	all Investments and other assets owned or contracted for by the Company;
(iv)
all dividends and distributions payable in stock, cash or other property receivable by the Company, provided that the Directors may make adjustments with respect to fluctuations in the market value of Investments caused by trading ex-dividend or ex-rights or by similar practices;

(v)	all interest accrued on any interest-bearing instruments owned by the Company, except to the extent that the same is included or reflected in the valuation of such instruments; and
(vi)	all other assets of every kind and nature, including prepaid liabilities (it being understood that goodwill shall be deemed to have no value); and
(b)	the liabilities of the Company shall be deemed to include:
(i)	all loans, bills and accounts payable;
(ii)
all accrued or payable expenses and fees chargeable to the Company including accrued fees or allocations payable to the Investment Manager or any affiliate thereof (provided that expenses of a regular or recurring nature may be calculated on an estimated figure for yearly or other periods in advance and accrued over any such period);

(iii)	acquisition costs of Investments and other property contracted to be purchased;
(iv)	such sum (if any) as the Directors consider appropriate to allow for brokerage, stamp duty and any other governmental tax or charges;
(v)	dividends declared on shares of any Class, Sub-Class or Series, but not yet paid; and

(vi)
all other liabilities, including contingencies, preliminary expenses incurred in or about the formation and establishment of the Company (amortised in accordance with these Articles) and such reserves as the Directors may reasonably deem advisable.  In the event that any liability is not payable until some future time after the Valuation Day, the Directors may from time to time make such allowance as is considered appropriate to reflect the true current value thereof; and

(c)	the assets and liabilities of the Company shall be valued in accordance with such policies as the Directors may determine from time to time.
7.5
Where for the purposes of these Articles or for any other purpose any amount in one currency is required to be converted into another currency, the Directors may effect such conversion using such rate of exchange as they consider appropriate.

7.6
In determining the Net Asset Value and the Net Asset Value per Share, the Directors may consult with and rely upon, without independent investigation, the advice of the Investment Manager, the Administrator, the Company's brokers or investment or trading advisers or any custodian and any other persons the Directors may think appropriate.  All valuations of the Company's assets and liabilities made by the Directors (or their delegate) pursuant to this Section shall be final and conclusive.

8	Suspension of determination of Net Asset Value per Share and other matters
8.1	The Directors may declare a suspension of:
(a)
the issue of shares of any Class or Sub-Class and may (but need not) combine such a suspension with a simultaneous suspension of the determination of the Net Asset Value per Share of such Class or Sub-Class;

(b)
the redemption by a Member of shares of any Class or Sub-Class and may (but need not) combine such a suspension with a simultaneous suspension of the determination of the Net Asset Value per Share of such Class or Sub-Class;

(c)
the determination of the Net Asset Value per Share of any Class or Sub-Class and may (but need not) combine such a suspension with a simultaneous suspension of the redemption of shares by a Member of such Class or Sub-Class; or

(d)	the payment of redemption proceeds to a former Member in respect of shares of any Class or Sub-Class;

in such circumstances as they may deem appropriate.

8.2
Any suspension declared pursuant to the preceding Article shall take effect at such time as the Directors shall declare but not later than the close of business on the Business Day next following the declaration and shall continue until the Directors shall declare the suspension to be at an end.

8.3
Whenever the Directors shall declare a suspension under the provisions of these Articles, then as soon as may be practicable after any such declaration the Directors shall cause a notice (in such manner as they may determine) to be given to the holders of the shares of the affected Class or Sub-Class stating that such declaration has been made, and at the end of any period of suspension the Directors shall cause another notice to be given to the holders of shares in such manner as the Directors determine stating that the period of suspension has ended.

9	Repurchase of Subscriber Share

As soon as the Directors determine that it is lawful for the Company to do so, the Company shall purchase from the subscriber to the Memorandum the one share agreed to be taken by such subscriber.  Such share shall be repurchased for cash at its par value and the Company may make a payment out of capital in respect of such purchase price.

10	Redemption and surrender of shares
10.1	Subject to the provisions of the Law and these Articles:
(a)
a Member may request the Company to redeem all or only some of his shares, as of any Redemption Day in accordance with the provisions of this Section.  If a Member redeeming shares has subscribed for shares at different times and is not redeeming all of his shares, those shares which have been in issue for the longest period of time will be redeemed first unless determined otherwise by the Directors; and

(b)
notwithstanding any other provision of this Section, in the case of a Member that is a Feeder Fund, a Redemption Request shall be deemed to be duly submitted to the Company by that Feeder Fund, upon the acceptance by that Feeder Fund of a redemption or withdrawal request submitted to that Feeder Fund or upon the service by that Feeder Fund of a compulsory redemption or withdrawal notice, in each case unless determined otherwise by the Directors (Deemed Redemption Request).

10.2
The Directors may prescribe an initial period or periods from the date of issue of shares during which the redemption of shares of any Class or Sub-Class is not permitted or is only permitted in certain circumstances.  Any such restriction on redemptions may be prescribed, waived or modified by the Directors generally or in respect of any group of Members or a specific Member.

10.3
Any redemption request (a Redemption Request) shall be in writing, shall specify the number or value of shares and the Class, Sub-Class and Series to which it relates and shall be signed by the holder thereof (or, in the case of joint holders, by all such joint holders unless the Directors agree otherwise).  A Deemed Redemption Request shall be deemed to relate to that number, value, Class, Sub-Class and Series of Common Shares and such Redemption Day as will enable the relevant Feeder Fund to satisfy the redemption or withdrawal that is the subject of the Deemed Redemption Request, unless determined otherwise by the Directors.

10.4	Unless the Directors otherwise determine, a Redemption Request shall not be satisfied where such Redemption Request relates to:
(a)	a number of shares fewer than such number as the Directors may from time to time determine generally or in any particular case, or
(b)	shares having an aggregate value by reference to their Net Asset Value per Share of less than such amount as the Directors may from time to time determine either generally or in any particular case.
10.5	If a Redemption Request is received from a Member which would, if satisfied, result in such Member holding:
(a)	a number of shares fewer than such number as the Directors may from time to time determine; or
(b)	shares whose aggregate value by reference to their Net Asset Value per Share is less than such amount as the Directors may from time to time determine the Directors may treat such Redemption Request as a request for the redemption of the entire holding of such Member or as a request for a partial redemption only up to such minimum holding amount and the Directors may thereupon effect the redemption of such shares.

10.6
A Redemption Request and any certificate representing the shares to which it relates must be lodged with the Company or its authorised agent at such time and place before the Redemption Day for which the redemption is requested as the Directors may from time to time determine in respect of each Class, Sub-Class or Series.  If a Redemption Request and any such certificate are not so received the redemption may be effected on the next relevant Redemption Day following lodging of the Redemption Request and any such certificate provided always that the Directors shall, where a certificate has not been issued, and otherwise may at their option dispense with production of any certificate which shall have become lost or destroyed, in the latter case upon compliance by the holder with the like requirements for replacement of a lost or destroyed certificate pursuant to these Articles.

10.7
Redemption Requests may be submitted to the Company or its authorised agent in such format as the Directors may approve from time to time provided that redemption proceeds will not be paid until the Member making the Redemption Request complies with such conditions as the Directors may determine from time to time.  The Company, its Directors and agents may rely upon any Redemption Request believed, without the need for making any enquiries, by them in good faith to be genuine.  The Company and its Directors and agents shall not be liable to any Member in respect of any loss or damage caused by or arising in connection with the submission, acceptance or processing of a Redemption Request which is not submitted by or on behalf of such Member or is otherwise not genuine.

10.8
A Redemption Request, once given, may only be withdrawn with the consent of the Directors, which consent shall be deemed in the case of a Deemed Redemption Request where the relevant Feeder Fund has consented to the withdrawal of the corresponding redemption or withdrawal request submitted to that Feeder Fund, unless determined otherwise by the Directors.

10.9
The right to redeem shares of any Class, Sub-Class or Series may be suspended pursuant to the provisions in these Articles dealing with suspensions generally.  Unless the Directors otherwise determine, any Redemption Request validly submitted for satisfaction during a period of suspension shall be carried forward to the next earliest Redemption Day occurring after the ending of the period of suspension.

10.10
If one or more Redemption Requests are received in respect of any Redemption Day which, if satisfied, would result in redemptions on such Redemption Day in excess of the Threshold Level, the Directors may reduce those Redemption Requests on such basis as they shall determine (which may or may not be pro rata) but not below the Threshold Level.  The balance of any Redemption Requests reduced by operation of this Article shall be carried forward to the next earliest Redemption Day and, if necessary, for successive Redemption Days until each request has been satisfied in full.  Redemption Requests which have been carried forward from an earlier Redemption Day (and which have not been withdrawn by the Member) will have such priority on such basis over subsequent Redemption Requests as the Directors may determine.

Compulsory redemption

10.11
The Directors may at any time by notice in writing to any Non-qualified Person compulsorily redeem all or any of the shares held by such person upon a Redemption Day which shall be not less than nor more than such number of days as the Directors may from time to time determine from the date of such notice. Upon such day, such shares shall be redeemed in all respects as if the holder thereof had submitted a Redemption Request whether or not the Company shall have received any certificate(s) in respect of such shares.

10.12
The Directors with or without cause and without giving any reasons, may at any time by notice in writing to any Member compulsorily redeem all or any of a Member’s shares on any Redemption Day which shall be not less than such number of days as the Directors may from time to time determine from the date of the notice.  Upon such day, such shares shall be redeemed in all respects as if the holder thereof had submitted a Redemption Request whether or not the Company shall have received any certificate(s) in respect of such shares.  Without limiting the foregoing, the Directors may compulsorily redeem:

(a)
all or any of a Member’s shares in accordance with this Article for the purposes of distributing the proceeds of the realisation of the assets of the Company (including Investments) in accordance with Article 24.2 in anticipation of the termination of the business of the Company; and/or

(b)
all or any portion of a Member's shares, where any fees, payment, withholding or deduction becomes payable by the Company because of such Member.  In such circumstances, the redeemed Member's redemption proceeds may be reduced by the amount of the fees, payment, withholding or deduction attributable to such Member and such amount may be used by the Company to pay the applicable fees, payment, withholding or deduction.

10.13	The Directors may at any time redeem shares to effect a conversion in the manner provided for in these Articles.
10.14
Any restrictions imposed pursuant to these Articles on redemptions made at the request of the Members shall not apply to any compulsory redemption of shares by the Company unless determined otherwise by the Directors.

10.15	All costs incurred in connection with a compulsory redemption of shares shall be for the account of the relevant Member and may be deducted from the proceeds of the redemption.
10.16
The procedure for determining which shares will be compulsorily redeemed in any particular case may be determined by the Directors.  In making determinations as to whether to compulsorily redeem shares, and in determining which Members shall be subject to compulsory redemption, the Directors may, without obligation to make special enquiries, act upon the basis of such information as may be known to them and may rely upon the advice of counsel or the Investment Manager or any other person they think fit.  In no event shall the Company or the Directors be liable to any Member for any loss, damage or consequence of whatever nature and howsoever arising from any determination made by the Directors with respect to such compulsory redemption.

General provisions relating to all redemptions

10.17	The following Articles in this Section shall apply to all redemptions of shares:
(a)	Subject to the provisions of these Articles relating to sub-Records, the Redemption Price for each share shall be the total of:
(i)	an amount equal to the nominal value of a share; and
(ii)
a premium equal to an amount calculated by deducting from the Net Asset Value per Share of a share of the relevant Class, Sub-Class or Series on the applicable Valuation Day the nominal value of a share and rounding the amount so obtained up or down to the nearest convenient unit of the Operational Currency of the Class concerned and any benefit of such rounding may be retained by the Company.

provided that the Redemption Price may be adjusted to account for any holdback adjustment following an audit or to reflect the reversal of all or part of a reserve, or adjusted to the realisation price where payment of the Redemption Price is satisfied in whole or in part by the transfer of Investments (or participation interests in such Investments) to a liquidating trust, entity or account.

(b)
The Directors may determine that the nominal value of shares redeemed and the premium (if any) on such shares be paid out of any source permitted by the Law, including profits, share premium, a new issue of shares or capital.

(c)
The Directors may levy a charge of such amount as they may from time to time determine on the redemption of shares of any Class, Sub-Class or Series, which are redeemed within such periods from the date of issue or in such other circumstances as the Directors may from time to time determine and the amount of such charge shall be deducted from the relevant redemption proceeds.  Such charge may be waived in whole or in part by the Directors generally or in respect of any group of Members or a specific Member.  Such charge may be paid to the Company or to such other person as the Directors may determine.

(d)
Payment of the Redemption Price shall be made in such manner and on such terms as the Directors may from time to time determine in respect of each Class, Sub-Class or Series, including terms which provide for the holdback of a portion of the redemption proceeds and adjustment to the Redemption Price following the annual audit.  If any shares are redeemed without provision by the Member of appropriate payment instructions, the Directors may deposit in a separate bank account the aggregate Redemption Price of all shares held by the Member which are so redeemed.  Upon such deposit the redeemed Member shall have no interest in or claim against the Company or its assets except the right to receive (subject to the provisions of these Articles as to a redemption of shares that may result in a breach or violation of any applicable laws or regulations) the moneys so deposited (without interest) and any such interest shall be for the benefit of the Company.

(e)
Payment of the Redemption Price may be subject to the retention of a reserve for the Company's liabilities and for other contingencies in such amount as may be determined by the Directors.  If the reserve (or a portion thereof) is later determined by the Directors to have been in excess of the amount required, the excess (or relevant proportion thereof) shall be returned to the redeemed Member without interest or, if so determined by the Directors, with interest thereon from the date of redemption to the date of payment at such rate as the Directors shall determine.

(f)
Payment of the Redemption Price may, at the discretion of the Directors, be satisfied in whole or in part by the transfer of Investments (or, participation interests in Investments) owned by the Company provided that the Company shall transfer to a redeemed Member that proportion of the Investments (or, participation interests in Investments) of the Company which is equivalent in value to the Redemption Price of the shares redeemed (or such redeemed part thereof which is being so satisfied) and provided further that any Investments (or, participation interests in Investments) transferred pursuant to this Article shall represent, as far as is practicable, a proportionate share of such Investments then owned by the Company unless the Directors determine otherwise.  Whether the Investments (or, participation interests in Investments) so transferred are equivalent in value to the Redemption Price of the shares redeemed (or such redeemed part thereof which is being so satisfied) shall be determined by reference to the value of such Investments (or, participation interests in Investments) on the Redemption Day on which such shares are redeemed (as determined in accordance with the provisions of these Articles relating to the determination of Net Asset Value) and not at the time of transfer.  If the Directors determine to distribute the Investments in kind (instead of paying all or a part of the Redemption Price in cash), such Investments (or participation interests in such Investments) may be transferred directly to the redeemed Member or may be transferred to:

(i)	a liquidating trust or account and sold or otherwise realised by the trustee or the Company for the benefit of the redeemed Member; or
(ii)	a liquidating entity and equity interests in that liquidating entity transferred to, or promissory notes issued by the liquidating entity issued to, the redeemed Member.

In either case, the amount of cash proceeds received by, or the value of assets transferred to, a redeemed Member will reflect the value of such Investments up to the date on which they are sold, disposed of or transferred to the redeemed Member and the Redemption Price of the redeemed shares adjusted up or down accordingly with any applicable management fee and Incentive Compensation also being adjusted up or down accordingly.  The due proportion of the cost of operating the liquidating trust, liquidating account or liquidating entity and managing, selling or otherwise realising the assets will be deducted from the proceeds paid to the redeemed Member.  If within a period of seven days after being requested to sign any instrument required to effect a transfer pursuant to this paragraph (f) the requested redeemed Member(s) fails to do so, the Directors may authorise some person to sign such instrument on behalf of such redeemed Member.

10.18
Notwithstanding any other provisions of these Articles, the Company may delay all or part payment of the Redemption Price to a redeemed Member if on any Redemption Day, assets of the Company are invested in one or more Investments which the Company is unable to realise or distribute, or the Directors consider that there exist circumstances in which it would not be in the interest of the Company and/or a redeemed Member to realise or distribute one or more Investments in the short term.  In such circumstances payment to the redeemed Member of the relevant portion of his requested redemption may be delayed until such time as the relevant Investments may be realised or distributed or, the Directors determine that such circumstances no longer exist, and the amount of the Redemption Price due to the redeemed Member will be increased or decreased to reflect the value of such Investments on the date on which such Investments are realised or distributed by the Company.

10.19	Notwithstanding any other provisions of these Articles, the Company may suspend payment of the Redemption Price to a redeemed Member if:
(a)
the Directors suspect or are advised that the payment of any redemption proceeds to such redeemed Member may result in a breach or violation of any applicable laws or regulations (including any anti-money laundering or anti-terrorism laws and regulations) by the Company or any other person in any relevant jurisdiction; or

(b)
such suspension of payment is necessary to ensure the compliance by the Company, its Directors, the Investment Manager or the Administrator and their respective affiliates, subsidiaries or associates or any of the Company's other service providers with any such applicable law or regulation in any relevant jurisdiction.

In such circumstances, and until otherwise instructed by the relevant authority, the Directors may deposit such redemption proceeds in a separate bank account.  If the Directors are given the necessary permission to pay out such redemption proceeds to the relevant redeemed Member, such redeemed Member's only right against the Company shall be the right to receive the moneys so deposited (without interest) and any such interest shall be for the benefit of the Company.

10.20
Upon the Redemption Day on which a share is redeemed, the holder thereof shall cease to be a Member in respect of such share and shall not be entitled to any rights in respect thereof and accordingly his name shall be removed from the Register with respect thereto and the share shall be cancelled and available for immediate re-issue. Notwithstanding the preceding sentence, a redeemed Member shall, in respect of any redeemed shares:

(a)
have the right to receive as a creditor (1) the Redemption Price therefor including payment out of any account established in accordance with, or the proceeds of sale or other disposition of any Investments placed in a liquidating trust, entity or account pursuant to, these Articles and (2) any dividend which had been declared in respect thereof before such Redemption Day; and

(b)	continue to be bound by the provisions of these Articles regulating the payment of the Redemption Price including the right of suspension of such payment hereunder.
10.21
In accordance with the Law, the Directors may determine that the Company accept the surrender of any share that is not the subject of a Recognised Interest unless following such surrender there would no longer be any issued shares.

11	Conversion of shares
11.1	Subject to the provisions of the Law and these Articles and to any restrictions imposed by the Directors:
(a)
the Directors may convert all or some of the shares of one Class, Sub-Class or Series into shares of a different Class, Sub-Class or Series without the consent of the affected Member and on such terms as the Directors may from time to time determine:

(i)	to equitably account for any Incentive Compensation;
(ii)	to reflect changes to Members' eligibility to hold shares of particular Classes, Sub-Classes or Series; and
(iii)	in such other circumstances and on such terms as the Directors may from time to time determine;
(b)
any conversion effected pursuant to this Article shall be treated as a simultaneous redemption of the relevant shares (Old Shares) and the allotment and issue of new shares of the Class, Sub-Class or Series being issued (New Shares) and the proceeds of such redemption shall be applied to the purchase of the New Shares;

(i)
for the purposes of this Article, the relevant Redemption Day shall be a Valuation Day for the purpose of calculating the Redemption Price of the Old Shares and the Subscription Price of the New Shares; and

(ii)
the conversion of Old Shares for New Shares shall in all other respects be treated as a redemption to which the provisions of these Articles (other than those provisions relating to payment) shall apply (whether or not the Company shall have received any certificate(s) in respect of such shares), the Redemption Price being satisfied by the issue of the New Shares; and

(c)
the Directors may make such adjustments to the Redemption Price of the Old Shares and to the terms relating to the issue of New Shares as they deem necessary to ensure that, for the purpose of calculating any Incentive Compensation, such New Shares are treated for such purposes as if they were the Old Shares.

The provisions of these Articles relating to the conversion of shares of any Class into shares of a different Class will apply, mutatis mutandis, to the conversion of shares of any
Sub-Class into shares of a different Sub-Class.

12	Transfer of shares
12.1	The instrument of transfer of a share may be in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the transferor.

12.2
Shares may not be transferred without the prior written consent of the Directors, which, except in the case of shares which are subject to a Recognised Interest, the Directors may withhold, without giving any reason.  The Directors shall not, without the consent of the secured party, register any transfer of shares which are the subject of a Recognised Interest if such transfer appears to the Directors to be inconsistent with the terms of such Recognised Interest, and, subject to the following Article, shall register any transfer of shares which are the subject of Recognised Interest upon enforcement by the secured party of such Recognised Interest.

12.3	The Directors shall decline to register any transfer of a share to or for the benefit of a person who is or would, upon registration, be a Non-qualified Person.
12.4
If the Directors refuse to register a transfer of a share, they shall within two (2) months after the date on which the transfer was lodged with the Company send to the person lodging it (and to the transferee where his address is known) notice of the refusal.

12.5	The registration of transfers of shares generally or of shares of any Class or Sub-Class may be suspended at such times and for such periods as the Directors may determine and without giving reasons.
12.6	No fee shall be charged by the Company for the registration of any instrument of transfer or other document relating to or affecting the title to any share.
12.7
The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.  Failure to give notice of the refusal or to return the instrument of transfer shall not invalidate the refusal.

13	Transmission of shares
13.1
If a Member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest; but nothing in these Articles shall release the estate of a deceased Member from any liability in respect of any share which had been held by him as a sole or joint holder.

13.2
A person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such evidence being produced as the Directors may require, elect either to become the holder of the share or to have some person nominated by him registered as the holder.  If he elects to become the holder he shall give notice to the Company to that effect.  If he elects to have another person registered he shall execute an instrument of transfer of the share to that person.  All the Articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the Member and the death or bankruptcy of the Member had not occurred.

13.3
A person becoming entitled to a share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

14	Share certificates
14.1
Every person, upon becoming the holder of any shares, shall, if he can demonstrate to the Directors or any authorised agent of the Company that he is legally required to hold certificated shares, or if the Directors otherwise permit, be entitled without payment to one (1) certificate for all the shares of each Class, Sub-Class or Series held by him (and, upon transferring a part of his holding of shares of any Class, Sub-Class or Series to a certificate for the balance of such holding) or several certificates each for one (1) or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine.  Every certificate shall specify the number, Class, Sub-Class or Series and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon.  A certificate may be sealed with the Seal or executed in such other manner as the Directors may prescribe.  The Company shall not be bound to issue more than one (1) certificate for shares held jointly by several persons and delivery of a certificate for a share to one (1) joint holder shall be a sufficient delivery to all of them.

14.2
If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

15	Variation of offering terms
15.1
Notwithstanding any other provision of these Articles, the Company may enter into a written agreement with an existing or a prospective Member in respect of shares of a certain Class or Sub-Class providing for offering terms that vary from those applicable to other holders of shares of the same Class or Sub-Class including the waiver, reduction or rebate of the Incentive Compensation or other fees or allocations payable in respect of such shares, the provision of additional information or reports, more favourable transfer rights and more favourable liquidity rights, including additional permitted dates for redemptions and the waiver or reduction of notice periods, or proceeds payment period, and in such circumstances the Directors may issue shares of the same Class or Sub-Class to such Member or may determine to issue shares of a separate Class or Sub-Class to such Member.

16	Modification of rights
16.1
Subject to the following provisions of this Section, the rights attached to shares of any Class may be varied or abrogated either whilst the Company is a going concern or during or in contemplation of a winding up, with the consent in writing of Members holding two thirds of the votes entitled to be cast by holders (in person or by proxy) of shares on a poll at a general meeting of the Class affected by the proposed variation or abrogation of rights or with the sanction of a resolution passed by a two thirds majority of votes cast by holders (in person or by proxy) at a separate general meeting of the class affected.  For such purposes the Directors may treat any one or more Classes of shares as forming one Class, if they consider that they would all be affected in the same way by the proposals under consideration and that there would be no conflict of interest between them, but in any other case shall treat them as separate Classes.  To every such separate meeting all the provisions of these Articles relating to general meetings of the Company or to the proceedings thereat shall, mutatis mutandis, apply except that the necessary quorum shall be one person holding or representing by proxy shares that have at least one-third of votes of such class entitled to be cast on a poll at a general meeting (but so that if at any adjourned meeting of such holders a quorum as above defined is not present, those holders who are present shall be a quorum) and that every holder of shares of the class shall on a poll have the same votes as on a poll taken at a general meeting of the Company.

16.2
The creation or issue of any shares ranking ahead of such existing shares with regard to participation in the profits or assets of the Company shall require the approval of the existing Class in accordance with this Section.  A Class, Sub-Class or Series in respect of which different levels of fees or allocations are payable or to which different redemption rights apply (including the imposition of, absence of, or different level of, a redemption fee) shall not be deemed to rank in priority to any other Class, Sub-Class or Series as regards shareholder rights or participating in the profits or assets of the Company.

16.3	The rights attached to the shares shall be deemed not to be varied or abrogated by:
(a)	the issue of shares of any Class ranking pari passu with any existing Class;
(b)	the redemption or repurchase of any share;
(c)	the conversion of shares of one Class, Sub-Class or Series into shares of another Class, Sub-Class or Series ranking pari passu with the existing Class;
(d)	the re-designation of any share by the Directors pursuant to these Articles as a share of a new or existing Class, Sub-Class and/or Series;
(e)	the exercise by the Directors or any liquidator of any of their determinations, powers and discretions specified in these Articles; or
(f)	the Company entering into any written agreement with a prospective or existing Member providing for offering terms that vary from those applicable to other Members of the same Class or Sub-Class.

17	Alteration of capital
17.1	Subject to and in so far as permitted by the provisions of the Law, the Company may from time to time by Ordinary Resolution alter or amend the Memorandum to:
(a)	increase its share capital by such sum as the resolution shall prescribe and with such rights, priorities and privileges annexed thereto as set out in such Ordinary Resolution;
(b)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares;
(c)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination;
(d)	sub-divide its existing shares, or any of them, into shares of smaller amounts than is fixed by the Memorandum; and
(e)
cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

17.2
Except so far as otherwise provided by the conditions of issue, the new shares created on the alteration of capital shall be subject to the same provisions with reference to redemption, transfer, transmission, and otherwise as the shares in the original share capital.

17.3
Whenever as a result of a consolidation of shares any Members would become entitled to fractions of a share, the Directors may, on behalf of those Members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company) and distribute the net proceeds of sale in due proportion among those Members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of the purchaser.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

17.4
The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner and with, and subject to, any incident, consent, order or other matter required by the Law or any other applicable law.

18	General meetings
18.1
The Directors may, whenever they think fit, convene a general meeting of the Company.  If at any time there are not sufficient Directors capable of acting to form a quorum, any Director or any one (1) or more Members holding shares that in the aggregate represent not less than one-half of the votes entitled to be cast on a poll at a general meeting on the business to be considered at the meeting may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.  The Directors shall, upon the requisition in writing of any one (1) or more Members holding shares that in the aggregate represent not less than one-half of the votes entitled to be cast on a poll at a general meeting on the business to be considered at the meeting, convene a general meeting.  In the event of there being an equality of votes of Directors in favour and against the convening of a general meeting for the purpose of considering and, if thought fit, approving resolution(s) removing any one or more Directors from office, Directors comprising not less than one-half of the then Directors may requisition a general meeting.  Any such requisition shall specify the object of the meeting proposed to be called, and shall be left at the registered office of the Company.  Any such requisition may consist of several documents in like form signed by one (1) or more of the requisitionists and a requisition by joint holders of shares must be signed by all of such joint holders.  If the Directors do not proceed to convene a general meeting within seven (7) days from the date of such requisition being left as aforesaid, the requisitionists or any of them may convene a general meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors, but no meeting so convened shall be held more than three (3) months after the expiry of such seven (7) days.  The requisitionists shall be reimbursed by the Company for all reasonable expenses incurred by them as a result of the failure by the Directors to convene the requisitioned general meeting.

18.2
At least seven (7) days' notice specifying the place, the day and the hour of each general meeting and the general nature of the business to be transacted thereat shall be given in the manner hereinafter provided, or in such other manner (if any) as may be prescribed by Ordinary Resolution, to such persons as are entitled to vote or may otherwise be entitled under these Articles to receive notices of general meetings from the Company; but with the written consent of holders of ninety per cent (90%) in par value of the shares entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Members may think fit.

18.3
Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all the Members, to every person entitled to a share in consequence of the death or bankruptcy of a Member, subject to the provisions of these Articles and in the case of notices given by requisitionists to the Directors.  Where the notice of meeting is published on a website in accordance with these Articles, it shall continue to be published in the same place on that website from the date of the notification until the conclusion of the meeting to which the notice relates.

18.4
The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.  Where a notice of meeting published on a website in accordance with these Articles is by accident published in different places on the website or published for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

19	Proceedings at general meetings
19.1
No business shall be transacted at any meeting unless a quorum is present; save as herein otherwise provided, one or more Members holding shares that in the aggregate represent not less than one-third of the votes entitled to be cast on a poll at a general meeting on the business to be considered at the meeting shall be a quorum.

19.2
If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week, at the same time and place or to such day and at such time and place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Members present shall be a quorum.

19.3
A person may participate in a general meeting through the medium of conference telephone, video or similar form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting.  A person participating in this way is deemed to be present in person at the meeting and is to be counted in the quorum and is entitled to vote.  All business transacted in this way at the meeting is for the purpose of the Articles deemed to be validly and effectively transacted at the meeting although fewer than two (2) persons are physically present at the same place.  The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

19.4
The chairman, if any, of the board of Directors or in his absence some other Director nominated by the Directors shall preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) is present within fifteen (15) minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one (1) of their number to be chairman and, if there is only one (1) Director present and willing to act, he shall be chairman.

19.5
If no Director is willing to act as chairman, or if no Director is present within fifteen (15) minutes after the time appointed for holding the meeting, the Members present and entitled to vote shall elect one (1) of their number to be chairman by simple majority.

19.6	A Director shall, notwithstanding that he is not a Member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.
19.7
The chairman may, with the consent of any meeting by a simple majority at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place.  When a meeting is adjourned for fourteen (14) days or more, at least seven (7) days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted, and in any other case it shall not be necessary to give any such notice.

19.8
A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands a poll is duly demanded.  A poll may be demanded:

(a)	by the chairman; or
(b)	by any Member present in person or by proxy and entitled to attend and vote on the proposed resolution.
19.9
Unless a poll is duly demanded, a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

19.10
The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

19.11
A poll shall be taken in such manner as the chairman directs and he may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

19.12	In the case of equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.
19.13
A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately.  A poll demanded on any other question shall be taken either immediately or at such time and place as the chairman directs not being more than 30 days after the poll is demanded.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded.  If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

19.14
No notice need be given of a poll not taken immediately if the time and place at which it is taken are announced at the meeting at which it is demanded.  In any other case at least seven (7) days' notice shall be given specifying the time and place at which the poll is to be taken.

19.15
A resolution in writing executed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in the like form each executed by or on behalf of one (1) or more Members. If a resolution in writing is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

19.16	If and for so long as the Company has only one (1) Member entitled to vote:
(a)
in relation to a general meeting, the sole Member or a proxy for that Member or (if the Member is a corporation) a duly authorised representative of that Member is a quorum and these Articles are modified accordingly;

(b)	the sole Member may agree that any general meeting be called by shorter notice than that provided for by the Articles; and
(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).
20	Votes of Members
20.1
Subject to any rights or restrictions attached to any shares, on a show of hands every Member who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative not being himself a Member entitled to vote on the business to be considered at the meeting, shall have one (1) vote, and on a poll every Member entitled to vote and every person representing a Member entitled to vote by proxy shall have one (1) vote for every $1.00, and the corresponding fraction of a vote for any amounts of less than $1.00 (or the equivalent unit of the Operational Currency, if not dollars) of Net Asset Value per Share of the shares of which he is the holder.  In the event that there are different Classes in issue with different Operational Currencies, each Operational Currency shall be converted to the Operational Currency of the Class with the highest Net Asset Value using the prevailing exchange rates.  The Net Asset Value per Share at the most recent Valuation Day prior to the date of the meeting shall be used to calculate any voting on a poll.  The exchange rate used in any computation of votes on a poll shall be the same as applied in calculating the Net Asset Value per Share.

20.2
In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the Register.

20.3
A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy.  Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be delivered to the registered office of the Company, or at such other place as is specified in accordance with these Articles for the deposit or delivery of forms of appointment of a proxy, or in any other manner specified in these Articles for the appointment of a proxy, not less than forty eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

20.4
No Member shall, unless the Directors otherwise determine, be entitled to vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

20.5
No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting and before the result is declared of any resolution on which the vote is tendered, at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

20.6
On a poll, votes may be given either personally or by proxy.  Deposit or delivery of a form of appointment of a proxy does not preclude a Member from attending and voting in person at the meeting or at any adjournment of it.

20.7
A Member holding more than one share need not cast the votes in respect of his shares in the same way on any resolution and accordingly may vote a share or some or all of such shares either for or against a resolution and/or abstain from voting a share or some or all of the shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a share or some or all of the shares in respect of which he is appointed either for or against a resolution and/or abstain from voting.

20.8
Subject as set out in these Articles, an instrument appointing a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor save that, subject to the Law, the Directors may accept the appointment of a proxy received in an electronic communication at an address specified for such purpose, on such terms and subject to such conditions as they consider fit.  The Directors may require the production of any evidence which they consider necessary to determine the validity of any appointment pursuant to this Article.

20.9	The form of appointment of a proxy and any authority under which it is executed or a copy of such authority certified notarially, or in some other way approved by the Directors, may:
(a)
in the case of an instrument in writing, be left at or sent and actually delivered by post to the registered office of the Company or such other place as is specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(b)
in the case of an appointment of a proxy contained in an electronic communication, where an address has been specified by or on behalf of the Company for the purpose of receiving electronic communications:

(i)	in the notice convening the meeting; or
(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or
(iii)	in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting,

be received at such address at any time before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote;

(c)
in the case of a poll taken more than forty eight (48) hours after it is demanded, be deposited or delivered as required by the preceding sub-Articles of this Article after the poll has been demanded and at any time before the time appointed for the taking of the poll; or

(d)
where the poll is not taken immediately but is taken not more than forty eight (48) hours after it was demanded, be delivered at the meeting at which the poll was demanded to the chairman or to the Secretary or to any Director;

and a form of appointment of proxy which is not deposited or delivered in accordance with this Article is invalid.

20.10
Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

20.11
A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the registered office of the Company or, in the case of a proxy, any other place specified for delivery or receipt of the form of appointment of proxy or, where the appointment of a proxy was contained in an electronic communication, at the address at which the form of appointment was received, before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

21	Number of Directors
Unless otherwise determined by the Company by Ordinary Resolution, the number of Directors (other than alternate Directors) is not subject to a maximum and the minimum number is one (1) provided always that there will be no Director until the first Director(s) are appointed by the subscriber to the Memorandum.

22	Alternate Directors
22.1
Any Director (other than an alternate Director) may without the approval of his co‑Directors appoint any suitable person willing to act, whether or not he is a Director, to be an alternate Director and may remove from office an alternate Director so appointed by him provided that notice of any alternate Director appointment must promptly be given to the Company.

22.2
An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member.  An alternate Director may waive the requirement that notice be given to him of a meeting of Directors or a committee of Directors, either prospectively or retrospectively.  Notice of a board meeting is deemed to be duly given to an alternate Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or another address given by him to the Company for that purpose.  An alternate Director shall be entitled to attend and vote at any such meeting at which the Director appointing him is not personally present or present by proxy, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director.

22.3	An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.
22.4
Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.  Any such notice may be given in writing or in an electronic communication left at or sent to the registered office of the Company or such other place as may be designated for the purpose by the Directors.

22.5
Save as otherwise provided in these Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

23	Proxy Directors

A Director may be represented at any meetings of the Directors by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.  The provisions of these Articles as to the appointment of proxies by the Members shall mutatis mutandis apply to the appointment of proxies by Directors.  Any person appointed as a proxy Director shall be the agent of the Director appointing him, and not an officer of the Company.

24	Powers of Directors
24.1
Subject to the provisions of the Law, the Memorandum and to any directions given by Ordinary Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company which are not required by these Articles or by law to be exercised or done by the Company.  No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

24.2
The Directors may determine that the business of the Company be terminated, and that the assets of the Company (including Investments) be realised in anticipation of such termination.  The Directors may determine that the realisation of the assets of the Company (including Investments) shall be managed by the Directors, together with, if the Directors so determine, the Investment Manager or any other person and on such terms as the Directors may determine.  If the Directors determine that the Investment Manager shall manage the realisation of the assets of the Company (including Investments), the appointment of the Investment Manager shall continue on the terms of the Investment Management Agreement then in force unless the Directors determine otherwise.

25	Delegation of Directors' powers
25.1
The Directors may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes and on such conditions as they determine, including authority for such agent to delegate all or any of his powers.  In particular and without prejudice to the foregoing:

(a)
the Directors may appoint an Administrator and may on appointment or any time after, confer on the Administrator so appointed any of the powers exercisable by them as Directors upon such terms and conditions including the right to remuneration payable by the Company and with such restrictions and with such powers of delegation as they think fit and either collaterally with or to the exclusion of their own powers; and

(b)
the Directors shall appoint the Investment Manager and may on appointment or any time after, confer upon the Investment Manager so appointed any of the powers exercisable by them upon such terms and conditions, including the right to remuneration payable by the Company and with such restrictions and powers of delegation as they think fit and either collaterally with or to the exclusion of their own powers.

25.2
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, to be the attorney or authorised signatory of the Company, generally or in any particular case, for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

25.3
The Directors may delegate any of their powers to any committee consisting of one (1) or more Directors.  They may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him.  Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered.  Subject to any such conditions, the proceedings of a committee with two (2) or more members shall be governed by the provisions of the Articles regulating the proceedings of Directors so far as they are capable of applying.  Where a provision of the Articles refers to the exercise of a power, authority or discretion by the Directors and that power, authority or discretion has been delegated by the Directors to a committee, the provision shall be construed as permitting the exercise of the power, authority or discretion by the committee.

25.4
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards.  Any such appointment may be made subject to any conditions the Directors may impose provided that such appointment is not to the exclusion of the Directors' powers and may be revoked or altered by the Directors at any time.  Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors so far as they are capable of applying.

26	Appointment, disqualification and removal of Directors
26.1	The first Director(s) shall be appointed in writing by the subscriber to the Memorandum.
26.2	There is no age limit for Directors of the Company.
26.3	The shareholding qualification for Directors may be fixed and altered by Ordinary Resolution and unless and until so fixed no shareholding qualification shall be required.
26.4
The Directors may appoint any person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

26.5
Until such time as the Company is registered with the Cayman Islands Monetary Authority, the Company may by a vote passed by a simple majority, in number, of the Members (with each such Member entitled to one vote only, regardless of the Net Asset Value of the Shares of which Member is the holder) remove a Director from office and may appoint a person who is willing to act to be a Director either to fill a vacancy or as an additional Director.  At any general meeting convened for the purposes of the appointment or removal of a Director pursuant to this Article 26.5, all of the provisions of these Articles as to general meetings shall apply mutatis mutandis, save that the quorum shall be one or more Members, such general meeting may be requisitioned by any one Member and any vote at such a meeting shall be passed in accordance with this Article 26.5.

26.6
Once the Company is registered with the Cayman Islands Monetary Authority, (i) a Special Resolution passed in accordance with the provisions of these Articles relating to increased majorities and quorums will be required to remove a Director from office, and (ii) an Ordinary Resolution passed in accordance with the provisions of these Articles will be required to appoint a Director to office.

26.7	The office of a Director shall be vacated if:
(a)	he becomes prohibited by law from being a Director;
(b)	he becomes bankrupt or makes any arrangement or composition with his creditors generally;
(c)	he dies, or is, in the opinion of all his co-Directors, incapable by reason of mental disorder or physical ill health of discharging his duties as Director;
(d)	he resigns his office by notice to the Company; or
(e)
he has for more than six (6) consecutive months been absent without permission of the Directors from meetings of Directors held during that period and his alternate Director (if any) has not during such period attended any such meetings instead of him, and all his co‑Directors resolve that his office be vacated.

27	Remuneration of Directors
27.1	The Directors shall be entitled to such remuneration as they shall themselves resolve and, unless such resolution provides otherwise, the remuneration shall be deemed to accrue from day to day.
27.2
A Director who, at the request of the Directors, goes or resides outside of the Cayman Islands, makes a special journey or performs a special service on behalf of the Company may be paid such reasonable additional remuneration (whether by way of salary, percentage of profits or otherwise) and expenses as the Directors may decide.

28	Directors' expenses
The Directors may be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

29	Directors' appointments and interests
29.1
The Directors may appoint one (1) or more of their body to the office of managing Director or to any other executive office under the Company, and may enter into an agreement or arrangement with any Director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a Director (other than the office of auditor).  Any such appointment, agreement or arrangement may be made upon such terms as the Directors determine, including remuneration.  Any appointment of a Director to an executive office shall determine if he ceases to be a Director but without prejudice to any claim to damages for breach of any contract of service between the Director and the Company.

29.2	If he has disclosed to the Directors the nature and extent of any material interest or duty of his, a Director notwithstanding his office:
(a)	may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;
(b)
may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the Company or in which the Company is otherwise interested or otherwise have duties in relation to such body corporate; and

(c)
shall not, by reason only of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

29.3	For the purposes of the preceding Article:
(a)
a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.
30	Proceedings of Directors
30.1
Subject to the provisions of these Articles, the Directors may regulate their proceedings as they think fit.  A Director may, and the Secretary at the request of a Director shall, call a meeting of the Directors.  Every Director shall be entitled to receive notice of a meeting.  Notice of a board meeting is deemed to be duly given to a Director if it is given to him personally or by word of mouth or by electronic communication to an address given by him to the Company for that purpose or sent in writing to him at his last known address or other address given by him to the Company for that purpose.  A Director may waive the requirement that notice be given to him of a meeting of Directors or a committee of Directors, either prospectively or retrospectively.  Questions arising at a meeting shall be decided by a majority of votes.  A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

30.2
A Director or his alternate Director may participate in a meeting of Directors or a committee of Directors through the medium of conference telephone, video or similar form of communications equipment if all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting and is counted in a quorum and entitled to vote.  All business transacted in this way by the Directors or a committee of Directors is for the purpose of the Articles deemed to be validly and effectively transacted at a meeting of the Directors or of a committee of Directors although fewer than two (2) Directors or alternate Directors are physically present at the same place.  The meeting is deemed to take place where the largest group of those participating is assembled or, if there is no such group, where the chairman of the meeting then is.

30.3
The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two (2).  A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

30.4
The Directors may appoint one (1) of their number to be the chairman of the board of Directors and may at any time remove him from that office.  Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present.  But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five (5) minutes after the time appointed for the meeting, the Directors present may appoint one (1) of their number to be chairman of the meeting.

30.5
All acts done by a meeting of Directors, or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

30.6
A Director who is present at a meeting of the Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the secretary of the meeting before the conclusion thereof or shall forward such dissent by registered mail to the registered office of the Company as soon as practicable after the conclusion of the meeting.  Such right to dissent shall not apply to a Director who voted in favour of such action.

30.7
A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it has been passed at a meeting of Directors or a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one (1) or more Directors; but a resolution signed by an alternate Director or a proxy validly appointed pursuant to these Articles, need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director or a proxy it need not be signed by the alternate Director or proxy in that capacity.

30.8	If and for so long as there is a sole Director of the Company:
(a)	he may exercise all the powers conferred on the Directors by the Articles by any means permitted by the Articles or the Law;
(b)	the quorum for the transaction of business is one (1); and
(c)	all other provisions of the Articles apply with any necessary modification (unless the provision expressly provides otherwise).
30.9
Provided that a Director has disclosed his material interest pursuant to these Articles, a Director may vote at any meeting of Directors or of a committee of Directors on any resolution concerning a matter in which he has, directly or indirectly, an interest or duty.  The Director shall be counted in the quorum present at a meeting when any such resolution is under consideration and if he votes his vote shall be counted.

31	Secretary and other officers
31.1
The Directors may appoint a Secretary and may also appoint such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit.  Such Secretary or other officer need not be a Director and in the case of the other officers may be ascribed such titles as the Directors may decide.  The Directors may remove any Secretary or other officer appointed pursuant to this Article.

31.2	No person shall be appointed or hold office as Secretary who is:
(a)	the sole Director of the Company; or
(b)	a corporation the sole Director of which is the sole Director of the Company; or
(c)	the sole Director of a corporation which is the sole Director of the Company.
32	Minutes
The Directors shall cause minutes to be made in books kept for the purpose:

(a)	of all appointments and removals of officers made by the Directors; and

(b)
of all proceedings of meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

33	Seal
33.1
The Company may, if the Directors so determine, have a Seal.  The Seal shall only be used by the authority of the Directors or of a committee of Directors authorised by the Directors.  The Directors may determine who shall sign any instrument to which the seal is affixed, and unless otherwise so determined every such instrument shall be signed by a Director and by the Secretary or by a second Director.

33.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals, each of which shall be a facsimile of the Seal of the Company and, if the Directors so determine, shall have added on its face the name of every place where it is to be used.

33.3	The Directors may determine generally or in any particular case:
(a)	that any signature required by this Section need not be manual, but may be affixed by some other method or system of reproduction or mechanical or electronic signature and/or
(b)	that any document may bear a printed facsimile of the Seal in lieu of affixing the Seal thereto.
33.4
No deed or other document otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid by reason only of the fact that the date of the delivery of the deed or document, the Director, Secretary or other officer or person who had executed the same or affixed the Seal thereto for and on behalf of the Company shall have ceased to hold such office and authority on behalf of the Company.

34	Dividends
34.1
Subject to the provisions in these Articles relating to sub-Records, the Directors may from time to time declare dividends on the shares of any Class or Sub-Class provided that no such dividend shall be paid otherwise than out of the assets of the Company relating to such Class or Sub-Class lawfully available for distribution by way of dividend.

34.2
No dividend shall be paid from the share premium account, unless immediately following the date on which the dividend is proposed to be paid, the Company shall be able to pay the debts of the Company as they fall due in the ordinary course of business.

34.3
The Directors may before paying any dividend on shares of any Class or Sub-Class, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company (in which case the Directors shall not be bound to keep such sums separate from the Company's other assets) or be invested in such investments as the Directors may from time to time think fit (in which case the Directors may from time to time deal with and vary such investments and dispose of all or any part thereof for the benefit of the Company as they think fit).

34.4
Any dividend or other moneys payable on or in respect of a share may be paid by wire transfer to such bank account as the holder or other person entitled thereto may in writing direct, or by cheque or warrant sent by post to the registered address of the person entitled or, if two (2) or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of that one (1) of those persons who is first named in the Register or to such person and to such address or bank account as the person or persons entitled may in writing direct.  Subject to any applicable law or regulations, every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company.  Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.  The Company and its Directors and agents shall not be liable to any Member in respect of any loss or damage caused by or arising in connection with the payment of any dividend or other moneys payable in respect of a share where the payment instructions are not submitted by or on behalf of such Member or are otherwise not genuine.

34.5
The Directors may declare that any dividend on any Class or Sub-Class is paid wholly or partly by the distribution of specific assets attributable to the relevant Record and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional shares and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

34.6	No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.
34.7
Any dividend which cannot be paid to a Member despite reasonable endeavours and/or which remains unclaimed after six (6) months from the date of declaration of such dividend may be paid into a separate account in the Company's name; the Company shall not be constituted as a trustee in respect of that account and the dividend shall remain as a debt due to the Member.  Any dividend which remains unclaimed after a period of six (6) years from the date of declaration of such dividend shall be forfeited and shall revert to the Company.

35	Record dates

Subject to the rights attached to shares, the Directors may fix any date as the record date:

(a)	for the purpose of determining:
(i)	Members entitled to notice of, or to attend or vote at any meeting of Members or any adjournment thereof; or
(ii)	Members entitled to receive payment of any dividend or participate in any allotment or issue; or
(b)	for any other proper purpose.

The record date may be on or at any time before or after the date on which the notice of the meeting of Members is sent or the dividend, allotment or issue is declared, made or paid.  If no record date is fixed, the date on which notice of the meeting is sent or the date on which the resolution of the Directors declaring such dividend, allotment or issue is passed shall be the record date for determining Members entitled to notice of, or to attend or vote at that meeting or Members entitled to receive payment of that dividend or participate in that allotment or issue, as relevant. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

36	Accounts
36.1
No Member shall (as such) have any right of inspecting any accounting record or other book or document of the Company except as authorised by the Law or any other statute or authorised by the Directors or by the Company by Ordinary Resolution.

36.2	The accounts of the Company shall be maintained using such accounting standards as the Directors may from time to time determine.
36.3	Any accounts, Directors' report or Auditors' report required or permitted to be sent by the Company to any person pursuant to the Law or any other statute shall be treated as sent to such person if:
(a)	sent by electronic communication to an address for the time being notified to the Company by that person for that purpose;
(b)	published on a website, provided that the following conditions are met:
(i)	the Company and that person have agreed that such documents may be accessed by him on a website (instead of their being sent by post or otherwise delivered to him); and

(ii)	that person is notified, in a manner for the time being agreed for the purpose between him and the Company of:
(A)	the publication of the documents on a website;
(B)	the address of that website;
(C)	the place on that website where the documents may be accessed; and
(D)	how such documents may be accessed.
36.4
Documents treated as sent to any person in accordance with the preceding Article are to be treated as sent to him not less than five (5) days before the date of the meeting at which copies of those documents are to be laid if, and only if:

(a)	the documents are published on the website throughout a period beginning at least five (5) days before the date of the meeting and ending with the conclusion of the meeting; and
(b)	the notification is given not less than five (5) days before the date of the meeting.
36.5
Where accounts, Directors' reports and Auditors' reports that are to be published on a website in accordance with the preceding Article are by accident published in different places on the website or published for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates, the proceedings at such meeting are not thereby invalidated.

37	Audit
37.1	The accounts relating to the affairs of the Company shall be audited if the Directors so determine, in which case the following provisions of this Section shall apply.
37.2
The Directors shall appoint the Auditors on such terms as to duration of office, remuneration, indemnity, exculpation or otherwise as they may think fit.  The Directors may at any time remove the Auditors and if so, the Directors shall appoint replacement Auditors.  The Directors shall appoint Auditors to replace Auditors that resign.

37.3
No person shall act as Auditor at a time when he knows that he is disqualified to act as such, and if an Auditor to his knowledge becomes so disqualified during his term of office he shall thereupon vacate his office and give notice in writing to the Company that he has vacated it by reason of such disqualification.

37.4	The Auditors shall examine such books, accounts and vouchers as may be necessary for the performance of their duties.
37.5	The Auditors shall make a report to the Members on the accounts examined by them and on every balance sheet prepared by them during their tenure of office and the report shall state:

(a)	whether they have audited the accounts in accordance with approved auditing standards and if so which auditing standards;
(b)	the accounting basis upon which the accounts have been prepared; and
(c)
whether in their opinion the accounts present fairly the financial position of the Company at the date of the accounts and the results of its operations and the changes in its net assets for the period then ended.

37.6
The Auditors shall be furnished with a list of all books and accounts kept by the Company and shall at all times have the right of access to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and officers of the Company such information and explanations as may be necessary for the performance of their duties.

37.7
The Company shall retain all books and accounts referred to in the preceding Article and any other material underlying documentation including contracts and invoices, for a minimum period of seven years from the date on which they are prepared.

38	Capitalisation of profits
38.1	The Directors may:
(a)
subject as provided in this Article, resolve to capitalise any profits of the Company relating to a Class, Sub-Class or Series not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of the share premium account or capital redemption reserve maintained by the Company in respect of such Class, Sub-Class or Series;

(b)
appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of dividend and in the same proportions and apply such sum on their behalf, in paying up in full unissued shares of the Company of a nominal amount equal to such sum, and allot the shares credited as fully paid to those Members, or as they may direct, in those proportions;

(c)	make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of shares becoming issuable under this Article in fractions; and
(d)
authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid, of any shares to which they may be entitled upon such capitalisation, any agreement made under such authority being binding on all such Members.

38.2
Notwithstanding the provisions of these Articles as to capitalisation of profits, if the Investment Manager, for the benefit of a particular Member, waives all or any part of the fees due to it, the Company may apply an amount equal to the amount so waived to pay up additional shares of the same Class, Sub-Class or Series for distribution to such Member on the next Subscription Day at the Subscription Price then ruling.

39	Share premium and reserve accounts
39.1
The Directors shall establish separately in respect of each Class, Sub-Class and Series an account to be called the share premium account and shall carry to the credit of that account from time to time as they may determine a sum equal to the amount or value of the premium paid on the issue of any shares.

39.2
There shall be debited to the share premium account on the redemption of a share the difference between the nominal value of such share redeemed and the redemption price unless such sum has been paid out of the profits of the Company or, if permitted by the Law, out of capital.

39.3	The Company shall at all times comply with the provisions of the Law in relation to the share premium account and the premiums attaching to the shares and in relation to the redemption of the shares.
39.4
The Directors may set aside out of the profits of the Company attributable to a Record and carry to the credit of any reserve account relating to such Record, such sums as they think proper, which shall be applicable for any purpose to which the profits or reserves may be properly applied and pending such application may either be employed in the business of the Company or be invested in such Investments as the Directors may from time to time think fit.  The Directors may also carry forward to the accounts of the succeeding year or years any balance of profits which they shall not think advisable to place to reserve.

40	Notices
40.1
Any notice to be given to or by any person pursuant to the Articles (other than a notice convening a meeting of the board of Directors or of a committee of the board of Directors) shall be in writing or in an electronic communication to an address for the time being notified for that purpose to the person giving the notice.

40.2
Subject to the preceding Article, the Company may give any notice to a Member either personally or by sending it by post in a prepaid envelope addressed to the Member at his registered address, or by leaving it at that address, or by sending it using electronic communications to an address for the time being notified to the Company by such Member for that purpose.  In the case of joint holders of a share, all notices shall be given to the joint holder whose name stands first in the Register in respect of the joint holding and notice so given shall be sufficient notice to all the joint holders.  Any Member whose registered address is not within the Cayman Islands shall be entitled to have notices given to him at that address or at an address specified by him to which notices may be sent using electronic communications.

40.3	Notice of a general meeting may be given to a Member by the Company by publishing the notice on a website, provided that the following conditions are met:
(a)	the Member and the Company have agreed that notices of general meetings may be accessed by him on a website; and
(b)	the Member is given a notification, in the manner agreed for the time being between the Member and the Company, containing the following information:
(i)	the fact that the notice has been published on the website;
(ii)	the address of the website;
(iii)	the place on the website where the notice may be accessed and how it may be accessed; and
(iv)	the place, date and time of the general meeting.
40.4
A Member present, either in person or by proxy, at any meeting of the Company or of the holders of shares of any class shall be deemed to have received notice of the meeting, and of the purposes for which it was called.

40.5
Every person who becomes entitled to any share shall be bound by any notice in respect of that share which, before his name is entered in the Register, has been given to the person from whom he derives his title.

40.6
A notice sent to a Member (or other person entitled to receive notices under the Articles) by post to an address within the Cayman Islands is deemed to be given twenty four (24) hours after posting, if pre-paid.

40.7
A notice sent to a Member (or other person entitled to receive notice under the Articles) by post to an address outside the Cayman Islands is deemed to be given seventy-two (72) hours after posting, if pre-paid as airmail.  Proof that an envelope containing the notice was properly addressed, pre-paid and posted is conclusive evidence that the notice was given.  A notice not sent by post but left at a Member's registered address is deemed to have been given on the day it was left.

40.8
Where a notice is sent by an electronic communication service of the notice shall be deemed to be given by properly addressing and sending such notice through the appropriate transmitting medium.  A notice contained in an electronic communication sent in accordance with these Articles, other than a notice published on a website and which is deemed to be given at the time of notification of such publication to the Member, is deemed to be given at the expiration of twenty-four (24) hours after the time it was sent.

40.9
A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by the Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.  Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

41	Winding up
41.1
If the Company shall be wound up, the liquidator shall apply the assets of the Company in such manner and order as he thinks fit in satisfaction of creditors' claims subject always to the requirements of the Law.

41.2	The assets available for distribution to the Members shall be distributed in accordance with the Law and otherwise in the following manner and priority:
(a)	first, in the payment to the holders of the shares of an amount equal to the par value of the shares held by such holders respectively; and
(b)
secondly, and subject to the provisions of these Articles relating to sub-Records, in the payment to the holders of shares of each Class, Sub-Class or Series of any remaining balance then attributable to the relevant Record, such payment being made in proportion to the number of shares of that Class, Sub-Class or Series held.

41.3
If the Company is wound up (whether the liquidation is voluntary, or under supervision by the Court) the liquidator may, with the sanction of a Special Resolution and any other sanction required by the Law, divide among the Members in specie the whole or any part of the assets of the Company and whether or not the assets shall consist of property of a single kind, and may for such purposes set such value as he deems fair upon any one or more class or classes of property, and may determine how such division shall be carried out as between the Members or different classes of Members.  The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of Members as the liquidator, with the like authority, shall think fit, and the liquidation of the Company may be closed and the Company dissolved.  No Member shall be compelled to accept any shares in respect of which there is a liability.

41.4
The Directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

42	Indemnity
42.1
Every Director (including, for the purposes of this Article, any alternate Director appointed pursuant to the provisions of these Articles), managing Director, agent, Secretary, or other officer for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities of whatsoever nature and howsoever arising incurred or sustained by him otherwise than by reason of his own Gross Negligence or wilful default or actual fraud in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company, its business or its affairs in any court whether in the Cayman Islands or elsewhere.

42.2
The Administrator, the Investment Manager and any other agent which the Company has appointed shall be entitled to such indemnity from the Company under such terms and subject to such conditions and exceptions and with such entitlement to have recourse to the assets of the Company with a view to meeting and discharging the cost thereof as shall be specified in the relevant contract or instrument appointing such agent.

42.3	No such Director, alternate Director, managing Director, agent, Secretary, or other officer of the Company and the personal representatives of the same shall be liable:
(a)	for the acts, receipts, neglects, defaults or omissions of any other such Director or officer or agent of the Company;
(b)	by reason of his having joined in any receipt for money not received by him personally or in any other act to which he was not a direct party for conformity;
(c)	for any loss on account of defect of title to any property of the Company;
(d)	on account of the insufficiency of any security in or upon which any money of the Company shall be invested;
(e)	for any loss incurred through any bank, broker or other agent or any other party with whom any of the Company's property may be deposited; or
(f)
for any loss, damage or misfortune whatsoever which may happen in or arise in any way from or in relation to the execution or discharge of the duties, powers, authorities or discretions of his office or in relation thereto unless the same shall happen through his own Gross Negligence or wilful default or actual fraud.

42.4
The Directors may on behalf of the Company take out and maintain insurance for the benefit of a person who is or was a Director, alternate Director, Secretary or Auditor of the Company indemnifying him against any liability which may lawfully be insured against by the Company.

43	Disclosure
Any Director, officer or authorised agent of the Company shall, if lawfully required to do so under the laws of any jurisdiction to which the Company is subject or in compliance with the rules of any stock exchange upon which the Company's shares are listed or in accordance with any contract entered into by the Company, or if, in the opinion of the Directors, such disclosure would assist or facilitate the operations of the Company be entitled to release or disclose any information in his possession regarding the affairs of the Company including any information contained in the Register relating to any Member.

44	Financial year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

45	Amendment of Memorandum and Articles
45.1
Subject to the Law and without prejudice to the provisions of these Articles as to alteration of capital, the Company may by Special Resolution change its name or change the provisions of the Memorandum with respect to its objects, powers or any other matter specified therein.

45.2	Subject to the Law, and as provided in these Articles, the Company may at any time and from time to time by Special Resolution alter or amend these Articles in whole or in part.
46	Transfer by way of continuation

The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing.  In furtherance of a resolution adopted pursuant to this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.